EXHIBIT 21.1


                          INTERPLAY ENTERTAINMENT CORP.
                           SUBSIDIARIES OF THE COMPANY


                                                    STATE OR OTHER JURISDICTION
             ENTITY NAME                                  OF INCORPORATION
             -----------                                  ----------------
        GamesOnline.com, Inc.                                 Delaware
         Interplay OEM, Inc.                                 California
         Interplay Co. Ltd.                                    Japan
    Interplay Productions Limited                               U.K.
   Interplay Productions Pty Ltd.                            Australia